EXHIBIT 99.1




FOR IMMEDIATE RELEASE                   Contact:
-----------------------
Tuesday, August 3, 2004                 Kenneth M. McHugh
                                        Vice President and Controller
                                        International Specialty Products Inc.
                                        (973) 872-4200


                  INTERNATIONAL SPECIALTY HOLDINGS ANNOUNCES
                  ------------------------------------------
                         SECOND QUARTER 2004 RESULTS
                         ---------------------------

         Wayne, NJ -- International Specialty Holdings Inc. (the "Company"), a wholly-owned subsidiary of International Specialty Products Inc. ("ISP"), reported today second quarter 2004 net income of $6.9 million compared with net income of $16.7 million in the second quarter of 2003. The lower results for the second quarter of 2004 were attributable to investment losses partially offset by significantly higher operating income.

         Operating income for the second quarter of 2004 was $45.4 million, an increase of 22% compared with $37.1 million in the second quarter of 2003. The higher operating income includes improved results in the Company's Specialty Chemicals and Mineral Products business segments, partially offset by losses in the Industrial Chemicals segment.

         Operating income for the Specialty Chemicals segment improved 23% to $41.6 million compared with $33.7 million last year. The improved results were primarily attributable to the personal care and performance chemicals product lines, mainly due to higher unit volumes. Operating income in the second quarter of 2004 was also favorably impacted by the weaker U.S. dollar and by the contribution to income from the three specialty chemical niche acquisitions made during the first quarter of 2004.

         The Industrial Chemicals segment recorded an operating loss of $1.8 million in the second quarter of 2004 compared with an operating loss of $1.4 million in last year's second quarter. The results were attributable to the adverse impact of the stronger Euro on European-based manufacturing costs, partially offset by an improved product mix and manufacturing efficiencies.

         Operating income for the Mineral Products business segment was $5.6 million in the second quarter of 2004 compared with $4.7 million in last year's second quarter. The 19% improvement from last year's second quarter was due to higher unit volumes, partially offset by increased operating expenses.

         Net sales for the second quarter of 2004 of $261.7 million represented the highest second quarter sales in the Company's history and were 14% higher than sales of $229.5 million in the same period last year. The increase in sales resulted primarily from higher unit volumes in all business segments and from the contribution to Specialty Chemicals sales from the three acquisitions made during the first quarter of 2004. The favorable impact of the weaker U.S. dollar, primarily in Europe, also benefited sales.

         Interest expense for the second quarter of 2004 was $18.7 million compared with $19.1 million in the second quarter of 2003. Investment losses in the second quarter of 2004 were $13.4 million compared with investment income of $6.0 million in the same period last year. The investment loss in the second quarter of 2004 includes a $5.5 million other than temporary impairment charge related to an available-for-sale equity security held in the Company's investment portfolio. Other expense, net, for the quarter was $2.8 million compared with other income, net, of $1.3 million in the second quarter of 2003, with the higher expense due primarily to unfavorable foreign exchange.



                                 -continued-

                              FIRST HALF RESULTS
                              ------------------

         For the first half of 2004, the Company recorded net income of $35.7 million compared with net income of $38.3 million in the first half of 2003. The improved results for the first half of 2004 were attributable to record high operating income, partially offset by lower investment income. First half 2003 results included a $1.0 million after-tax charge for the cumulative effect of a change in accounting principle from the adoption of Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations."

         Results for the first half of 2004 set Company records for net sales and operating income. Operating income for the first half of 2004 was $94.4 million compared with $71.8 million in the first half of 2003, which included a charge of $1.5 million for stock option payments related to ISP's going private transaction. Excluding such charge, operating income increased 29% to $94.4 million from $73.3 million in the first half of 2003 (see attached reconciliation of non-GAAP financial measures). The higher operating income was attributable to significantly higher results in the Company's Specialty Chemicals business segment and lower losses in the Industrial Chemicals segment, partially offset by lower results in the Mineral Products segment.

         On a comparable basis, excluding the aforementioned charge in last year's first half, operating income for the Specialty Chemicals segment improved 29% to $87.8 million compared with $68.0 million last year. The improved results were primarily attributable to the personal care, performance chemicals, pharmaceutical and beverage product lines, mainly due to higher unit volumes partially offset by higher manufacturing costs. Operating income in the first half of 2004 was also favorably impacted by the weaker U.S. dollar and by the contribution to income from the three acquisitions made during the first quarter of 2004.



                                 -continued-

         The Industrial Chemicals segment recorded an operating loss of $1.6 million in the first half of 2004 compared with an operating loss of $4.1 million in last year's first half. The lower operating losses were attributable to an improved product mix and manufacturing efficiencies, partially offset by the adverse impact of the stronger Euro on European-based manufacturing costs.

         Operating income for the Mineral Products business segment was $8.1 million in the first half of 2004 compared with $8.7 million in the same period last year. The decline from last year's first half was primarily due to higher operating and manufacturing expenses, largely offset by the favorable impact of higher unit volumes.

         Record net sales for the first half of 2004 were $528.6 million compared with $462.1 million in the same period last year. The 14% increase in sales resulted primarily from higher unit volumes in all business segments and from the contribution to Specialty Chemicals sales from the three acquisitions made during the first quarter of 2004. The favorable impact of the weaker U.S. dollar, primarily in Europe, also benefited sales.

         Interest expense for the first half of 2004 was $38.5 million compared with $39.0 million in the first half of 2003. Investment income in the first half of 2004 was $2.9 million compared with $26.9 million in the same period last year. Investment income in the first half of 2004 includes a $5.5 million other than temporary impairment charge related to an available-for-sale equity security held in the Company's investment portfolio. Other expense, net, for the first half of 2004 was $4.7 million compared with $0.1 million in the first half of 2003, with the higher expense due primarily to unfavorable foreign exchange.

         At the end of the second quarter of 2004, the total debt for the Company was $886.1 million and cash and marketable securities were $383.5 million. The Company's wholly-owned operating subsidiary, ISP Chemco Inc., had total debt of $688.1 million and cash and cash equivalents of $25.2 million as of the end of

                                 -continued-
the second quarter of 2004. Capital expenditures and acquisitions for the second quarter and first half of 2004 were $18.0 million and $58.3 million, respectively, and depreciation and amortization expense was $16.5 million and $32.3 million, respectively.

                                  * * * * * *


         International Specialty Holdings Inc. is a leading multinational manufacturer of specialty chemicals and mineral products.


         This press release contains "forward looking statements" within the meaning of the federal securities laws with respect to the Company's financial results and future operations and, as such, concerns matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such statements. Important factors that could cause such differences are discussed in the Company's filings with the U.S. Securities and Exchange Commission and are incorporated herein by reference.










                                 -continued-



                     INTERNATIONAL SPECIALTY HOLDINGS INC.
                      SALES AND EARNINGS DATA (UNAUDITED)
                                  (MILLIONS)




                                                  Second Quarter                Six Months
                                              -----------------------     ----------------------
                                                  2004         2003          2004         2003
                                              ---------    ----------     ---------     --------
Net sales...................................  $   261.7    $    229.5     $   528.6     $  462.1
Cost of products sold.......................     (166.8)       (147.2)       (335.6)      (299.8)
Selling, general and administrative.........      (49.1)        (45.0)        (98.1)       (88.7)
Other operating charges.....................          -             -             -         (1.5)
Amortization of intangible assets...........       (0.4)         (0.2)         (0.5)        (0.3)
                                              ---------    ----------     ---------     --------
Operating income............................       45.4          37.1          94.4         71.8
Interest expense............................      (18.7)        (19.1)        (38.5)       (39.0)
Investment income (loss)....................      (13.4)          6.0           2.9         26.9
Other income (expense), net.................       (2.8)          1.3          (4.7)        (0.1)
                                              ---------    ----------     ---------     --------
Income before income taxes and cumulative
  effect of change in accounting principle..       10.5          25.3          54.1         59.6
Income taxes................................       (3.6)         (8.6)        (18.4)       (20.3)
                                              ---------    ----------     ---------     --------
Income before cumulative effect of change
  in accounting principle...................        6.9          16.7          35.7         39.3
Cumulative effect of change in accounting
  principle, net of income tax benefit
  of $0.6...................................          -             -             -         (1.0)
                                              ---------    ----------     ---------     --------
Net income..................................  $     6.9    $     16.7     $    35.7     $   38.3
                                              =========    ==========     =========     ========









                                 -continued-



                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)




                                                    Second Quarter               Six Months
                                               ----------------------     -----------------------
                                                  2004         2003          2004          2003
                                               ---------    ---------     ---------     ---------
Supplemental Business Segment Information:

Net sales:
     Specialty Chemicals.....................  $   178.1    $   159.0     $   364.3     $   316.9
     Industrial Chemicals....................       49.1         44.4          97.8          93.5
     Mineral Products........................       34.5         26.1          66.5          51.7
                                               ---------    ---------     ---------     ---------
Net sales....................................  $   261.7    $   229.5     $   528.6     $   462.1
                                               =========    =========     =========     =========

Operating income:
     Specialty Chemicals.....................  $    41.6    $    33.7     $    87.8     $    66.9
     Industrial Chemicals....................       (1.8)        (1.4)         (1.6)         (4.1)
     Mineral Products........................        5.6          4.7           8.1           8.7
                                               ---------    ---------     ---------     ---------
     Total segment operating income..........       45.4         37.0          94.3          71.5
     Unallocated corporate office............          -          0.1           0.1           0.3
                                               ---------    ---------     ---------     ---------
Operating income.............................  $    45.4    $    37.1     $    94.4     $    71.8
                                               =========    =========     =========     =========

Depreciation and amortization of
   intangible assets.......................    $    16.5    $    15.1     $    32.3     $    30.1
Capital expenditures and acquisitions......    $    18.0    $    23.4     $    58.3     $    33.0









                                 -continued-

                     INTERNATIONAL SPECIALTY HOLDINGS INC.
               SALES AND EARNINGS DATA (UNAUDITED) - (CONTINUED)
                                  (MILLIONS)



                                                               Six Months
                                                          -------------------
                                                             2004       2003
                                                          --------   --------
Reconciliation of non-GAAP financial measures (1):

Operating income per GAAP...............................  $   94.4   $   71.8
Non-GAAP adjustments:
     Add: Other operating charges(2)....................         -        1.5
                                                          --------   --------
Operating income, as adjusted...........................  $   94.4   $   73.3
                                                          ========   ========



Supplemental Business Segment Information:

Operating income:
     Operating income per GAAP-Specialty Chemicals......  $   87.8   $   66.9
     Non-GAAP adjustments...............................         -        1.1
                                                          --------   --------
     Operating income-Specialty Chemicals as adjusted...  $   87.8   $   68.0
                                                          ========   ========

     Operating loss per GAAP-Industrial Chemicals.......  $   (1.6)  $   (4.1)
     Non-GAAP adjustments...............................         -        0.2
                                                          --------   --------
     Operating loss-Industrial Chemicals as adjusted....  $   (1.6)  $   (3.9)
                                                          ========   ========

     Operating income per GAAP-Mineral Products.........  $    8.1   $    8.7
     Non-GAAP adjustments...............................         -        0.2
                                                          --------   --------
     Operating income-Mineral Products as adjusted......  $    8.1   $    8.9
                                                          ========   ========

     Total segment operating income as adjusted.........  $   94.3   $   73.0
     Unallocated corporate office per GAAP..............       0.1        0.3
                                                          --------   --------
     Operating income, as adjusted......................  $   94.4   $   73.3
                                                          ========   ========

(1) As used herein, "GAAP" refers to U.S. generally accepted accounting principles. We use non-GAAP financial measures to eliminate the effect of certain other operating gains and charges on reported operating income. Management believes that these financial measures are useful to bondholders and financial institutions because such measures exclude transactions that are unusual due to their nature or infrequency and therefore allow bondholders and financial institutions to more readily compare the Company's performance from period to period. Management uses this information in monitoring and evaluating the Company's performance and the performance of individual business segments.

(2) Non-GAAP adjustments for the first six months of 2003 represent an other operating charge of $1.5 million for stock option payments related to ISP's going private transaction.